UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2020

Date of Report (date of earliest event reported)

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35588 (Commission File Number)	27-3561876 (IRS Employer Identification No.)
1716 Corporate Landing Parkway Virginia Beach, Virginia 23454 (Address of Principal Executive Offices) (ZIP Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Vitamin Shoppe Loan Agreements

On May 22, 2020, Vitamin Shoppe Industries, LLC, a New York limited liability company (“Vitamin Shoppe Industries”) and an indirect subsidiary of Franchise Group, Inc., the direct and indirect subsidiaries of Vitamin Shoppe Industries (together with Vitamin Shoppe Industries, collectively, the “Borrowers”) and Valor Acquisition, LLC (“Parent”), the direct parent of Vitamin Shoppe Industries, entered into (i) an Amendment Number One to Loan and Security Agreement (the “Term Loan Amendment”) with the Term Lenders (as defined below) party thereto and GACP Finance Co., LLC, as agent (the “Term Loan Agent”), which amended that certain Loan and Security Agreement, dated as of December 16, 2019 (the “Existing Term Loan Agreement”), by and among the Borrowers, Parent, various lenders from time to time party thereto (the “Term Lenders”) and the Term Loan Agent and (ii) an Amendment Number One to Second Amended and Restated Loan and Security Agreement (the “ABL Amendment”) with JPMorgan Chase Bank, N.A., as agent (the “ABL Agent”) and an ABL Lender (as defined below), which amended that certain Second Amended and Restated Loan and Security Agreement, dated as of December 16, 2019 (the “Existing ABL Agreement”), by and among the Borrowers, Parent, various lenders from time to time party thereto (the “ABL Lenders”) and the ABL Agent.

The Term Loan Amendment amended the Existing Term Loan Agreement to, among other things, (i) permit the assignment of $5,325,000 of the outstanding term loan to Parent (the “Term Loan Assignment”), subject to certain conditions and certain limitations on Parent’s rights as a lender, (ii) modify the minimum consolidated EBITDA covenant, (iii) prohibit the quarterly dividend payment by Parent that would otherwise have been permitted in the second fiscal quarter of 2020 (by reference to certain financial calculations from the first fiscal quarter of 2020) (the “Dividend Waiver”) and (iv) require that Parent and the Borrowers use an anticipated tax refund to prepay $12,500,000 of the term loan upon receipt of such tax refund, along with a 2% prepayment fee, plus (x) if the tax refund prepayment is not made by July 31, 2020, the Borrowers will be required to pay a fee of 0.5% of the outstanding term loan (other than the portion of the term loan held by Parent) and (y) if the tax refund prepayment is not made by September 25, 2020, the Borrowers will be required to pay additional amortization of $3,125,000 for each fiscal quarter (beginning with the fiscal quarter ending on September 26, 2020) until the tax refund prepayment is made (which additional quarterly amortization may be deducted from the required tax refund prepayment).

Pursuant to the ABL Amendment, the ABL Agent and the ABL Lenders consented to the Term Loan Amendment. Further, the ABL Amendment amended the Existing ABL Agreement to, among other things, (i) permit the Term Loan Assignment and (ii) provide for the Dividend Waiver.

The foregoing descriptions are subject to, and qualified in their entirety by, the full texts of each of the Term Loan Amendment and the ABL Amendment, each of which is incorporated herein by reference to Exhibits 10.1 - 10.2 to this Current Report on Form 8-K, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

10.1	Amendment Number One to Loan and Security Agreement, dated as of May 22, 2020, by and among Vitamin Shoppe Industries LLC and each of its subsidiaries named therein, as borrowers, Valor Acquisition, LLC, as a guarantor, the lenders named therein and GACP Finance Co., LLC, as agent.
10.2	Amendment Number One to Second Amended and Restated Loan and Security Agreement, dated as of May 22, 2020, by and among Vitamin Shoppe Industries LLC and each of its subsidiaries named therein, as borrowers, Valor Acquisition, LLC, as a guarantor, and JPMorgan Chase Bank, N.A., as agent and a lender.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Amendment Number One to Loan and Security Agreement, dated as of May 22, 2020, by and among Vitamin Shoppe Industries LLC and each of its subsidiaries named therein, as borrowers, Valor Acquisition, LLC, as a guarantor, the lenders named therein and GACP Finance Co., LLC, as agent.
10.2	Amendment Number One to Second Amended and Restated Loan and Security Agreement, dated as of May 22, 2020, by and among Vitamin Shoppe Industries LLC and each of its subsidiaries named therein, as borrowers, Valor Acquisition, LLC, as a guarantor, and JPMorgan Chase Bank, N.A., as agent and a lender.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Eric Seeton
Eric Seeton
Chief Financial Officer

Dated: May 29, 2020